                                                                    EXHIBIT 4.11

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                                DEPOSIT AGREEMENT

                                     BETWEEN

                              THE BANK OF NEW YORK,
                            as Book-Entry Depositary

                                       and

                         YORKSHIRE POWER FINANCE LIMITED
                             Dated as of May 1, 1998

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

                                TABLE OF CONTENTS

                                                                                                        Page
ARTICLE I Definitions and Other General Provisions.........................................................1

   Section 1.01.    Definitions............................................................................1
   Section 1.02.    Rules of Construction..................................................................4

ARTICLE II Book-Entry Interests............................................................................4

   Section 2.01.    Deposit of the Global Debentures.......................................................4
   Section 2.02.    Receipt of Book-Entry Interests........................................................4
   Section 2.03.    Registration of Transfer of the Book-Entry Interests...................................5
   Section 2.04.    Transfer or Exchange of Global Debentures..............................................6
   Section 2.05.    Issuance of Definitive Registered Debentures in Respect of the Debentures..............6
   Section 2.06.    Redemption of the Debentures...........................................................7
   Section 2.07.    Cancellation...........................................................................7
   Section 2.08.    Payments in Respect of the Book-Entry Interests and the Global Debentures..............7
   Section 2.09.    Change in Principal Amount of Global Debentures........................................8
   Section 2.10.    Record Date............................................................................8
   Section 2.11.    Action in Respect of the Book-Entry Interests or the Global Debentures.................9
   Section 2.12.    Reports................................................................................9
   Section 2.13.    Additional Amounts.....................................................................9
   Section 2.14.    Changes Affecting Global Debentures...................................................10

ARTICLE III The Book-Entry Depositary.....................................................................11

   Section 3.01.    Certain Duties and Responsibilities...................................................11
   Section 3.02.    Events of Default.....................................................................12
   Section 3.03.    Certain Rights of Book-Entry Depositary...............................................12
   Section 3.04.    Not Responsible for Recitals or Issuance of Debentures................................13
   Section 3.05.    Money Held in Trust...................................................................13
   Section 3.06.    Compensation and Reimbursement........................................................13
   Section 3.07.    Book-Entry Depositary Required; Eligibility...........................................14
   Section 3.08.    Resignation and Removal; Appointment of Successor.....................................15
   Section 3.09.    Acceptance of Appointment by Successor................................................16
   Section 3.10.    Merger, Conversion, Consolidation or Succession to Business...........................17
   Section 3.11.    Letter of Representations.............................................................17

ARTICLE IV Miscellaneous Provisions.......................................................................17

   Section 4.01.    Notices to Book-Entry Depositary or Issuer............................................17
   Section 4.02.    Notice to the Depositary; Waiver......................................................18


                                       i
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
   Section 4.03.    Effect of Headings and Table of Contents..............................................18
   Section 4.04.    Successors and Assign.................................................................18
   Section 4.05.    Separability Clause...................................................................18
   Section 4.06.    Benefits of Agreement.................................................................19
   Section 4.07.    GOVERNING LAW.........................................................................19
   Section 4.08.    Jurisdiction..........................................................................19
   Section 4.09.    Counterparts..........................................................................20
   Section 4.10.    Inspection of Agreement...............................................................20
   Section 4.11.    Satisfaction and Discharge............................................................20
   Section 4.12.    Amendments............................................................................20
   Section 4.13.    Book-Entry Depositary To Sign Amendments..............................................21

                                DEPOSIT AGREEMENT

     This Deposit Agreement (as the same may be amended from time to time in accordance with the provisions hereof, the "Deposit Agreement"), dated as of May 1, 1998, is among The Bank of New York, a New York banking corporation, as book-entry depositary hereunder (the "Book-Entry Depositary"), Yorkshire Power Finance Limited, a company with limited liability incorporated under the laws of the Cayman Islands (the "Issuer"), and the holders and beneficial owners from time to time of interests in the Book-Entry Interests.

                                    ARTICLE I

                    Definitions and Other General Provisions

     Section 1.01. Definitions.

     Terms not defined herein have the meanings ascribed to them in the Indenture. The following terms, as used herein, have the following meanings:

     "Book-Entry Depositary" means the party named as such in this Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.

     "Book-Entry Interests" means the certificateless depositary interests that shall at all times, prior to any issuance of Definitive Registered Debentures in respect thereof, represent the right to receive 100% of the principal, premium (if any), interest (including Additional Interest, if any) and Additional Amounts (if any) with respect to the underlying Global Debentures and that are issued to the Depositary by the Book-Entry Depositary.

     "Book-Entry Register" has the meaning ascribed thereto in Section 2.03 hereof.

     "Corporate Trust Office" means the office of the Book-Entry Depositary in the City of New York, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, New York, NY 10286, Attn: Corporate Trust Department, International Finance Unit.

     "Debentures" means the Issuer's __% Junior Subordinated Deferrable Interest Debentures, Series A due __________, 2038.

     "Definitive Registered Debentures" means Debentures issued by the Issuer pursuant to the Indenture substantially in the form included as exhibits to the Supplemental Indentures and registered in the names of the beneficial owners thereof.

     "Depositary" means the Trust (or DTC (including any nominee of DTC), in the event that the Trust is liquidated pursuant to the terms of the Trust Agreement) as the depositary of the Book-Entry Interests as recorded on the Book-Entry Register.

     "DTC" means The Depository Trust Company, New York, New York or its successors.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Global Debentures" means Debentures in bearer form issued by the Issuer to the Book-Entry Depositary pursuant to the Indenture substantially in the form included as exhibits to the Supplemental Indentures.

     "Guarantor" means Yorkshire Power Group Limited, a private limited company incorporated under the laws of England and Wales.

     "Indenture" means the Indenture dated as of May 1, 1998, among the Issuer, the Guarantor, and The Bank of New York, as trustee, principal paying agent, registrar and transfer agent and Banque Generale du Luxembourg S.A., as paying agent and transfer agent, relating to the Debentures as originally executed or as it may from time to time be supplemented or amended including by the Supplemental Indentures and for all purposes to the extent applicable, the provisions of the Trust Indenture Act that are deemed to be a part of and govern such instrument.

     "Indirect Participant" means a Person that holds Interests through Participants.

     "Interests" means beneficial interests in the Book-Entry Interests that will be represented by Trust Securities until the Trust is liquidated pursuant to the terms of the Trust Agreement, whereafter the interests will be shown on records maintained in book-entry form by DTC.

     "Issuer" means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

     "Issuer Order" means a written request or order signed in the name of the Issuer by any Director of the Issuer and by any officer or other person duly authorized by the Board of Directors, and delivered to the Book-Entry Depositary.

     "Letter of Representations" means the Letter of Representations to DTC relating to the Debentures which will be entered into by the Book-Entry Depositary and the Issuer upon the liquidation of the Trust.

     "Participant" has the meaning specified in Section 2.02(b) herein.

     "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to the Trust Agreement, or any successor as therein provided.

     "Officers' Certificate" means a certificate signed in the name of the Issuer by any Director of the Issuer or by any officer or other person duly so authorized by the Board of Directors and delivered to the Book-Entry Depositary.

     "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or regular counsel for the Issuer or may be other counsel reasonably acceptable to the Book-Entry Depositary.

     "Registered Holder" means, with respect to any Book-Entry Interest, the Person in whose name such Book-Entry Interest is registered on the Book-Entry Register maintained by the Book-Entry Depositary.

     "Responsible Officer", when used with respect to the Book-Entry Depositary, means any authorized officer of the Book-Entry Depositary including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Book-Entry Depositary who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any depositary matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Supplemental Indenture" mean the First Supplemental Indenture dated as of May __, 1998, among the Issuer, the Guarantor, The Bank of New York, as trustee, principal paying agent, registrar and transfer agent, and Banque Generale du Luxembourg S.A., as paying agent and transfer agent, relating to the Debentures.

     "Taxing Jurisdiction" means (i) any supranational federation to which the United Kingdom belongs or (ii) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Guarantor is incorporated or created, as applicable, or in which the Issuer or the Guarantor is managed or has a place of business.

     "Trust" means Yorkshire Capital Trust I, a Delaware statutory business trust.

     "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of May __, 1998, among AEP Resources, Inc., as Depositor, the Guarantor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the administrative trustees named therein.

     "Trust Securities" means the __% Trust Securities of the Trust.

     "Trustee" means The Bank of New York and its successors and assigns, as trustee under the Indenture.

     Section 1.02. Rules of Construction.

     Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) "or" is not exclusive;

          (c) "including" means including without limitation; and

          (d) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                              Book-Entry Interests

     Section 2.01. Deposit of the Global Debentures.

     (a) The Book-Entry Depositary hereby accepts custody of the Global Debentures from the Trustee and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold such Global Debentures at its Corporate Trust Office in the City of New York, at the office of the paying agent in Luxembourg or at such place as it shall determine with the consent of the Issuer and shall initially issue the Book-Entry Interests to the Property Trustee to hold, pursuant to the Trust Agreement, for the Trust.

     (b) If pursuant to the Trust Agreement, the Trust is liquidated and Book-Entry Interests are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, the Global Debenture held by the Book-Entry Depositary and representing all of the Debentures will cease to be held for the benefit of the Trust and will, for all purposes under this Deposit Agreement, be held by the Book-Entry Depositary for the benefit of DTC and its Participants, subject to Section 2.02, and all of the Book-Entry Interests in the Global Debenture will, pursuant to the Trust Agreement, be transferred by the Property Trustee to DTC.

     Section 2.02. Receipt of Book-Entry Interests.

     (a) Prior to the liquidation of the Trust pursuant to the Trust Agreement, the Book-Entry Interests shall be held by the Property Trustee for benefit of the Trust.

     (b) To the extent the Book-Entry Interests are transferred to DTC as contemplated by Section 2.01(b):

     1. Upon acceptance by DTC of the Book-Entry Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Interests in the Book-Entry Interests will be recorded on and traded through DTC's book-entry system, and ownership of such Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by
          (i) DTC or (ii) institutions that have accounts with DTC ("Participants"). Interests shall be transferable only as units representing authorized denominations of the Debentures.

     2. The Book-Entry Interests shall be issuable only to DTC or successors of DTC or their respective nominees. Except as provided in Section 2.05, no beneficial owner of Interests shall be entitled to receive a Definitive Registered Senior Note, and such beneficial owner's Interests shall be reflected only in accordance with the procedures of DTC as set forth in the Letter of Representations.

     (c) Transfers of the Book-Entry Interests and Interests shall be subject to the restrictions on transfer provided in the legend set forth on the face of the Global Debentures relating thereto.

     Section 2.03. Registration of Transfer of the Book-Entry Interests.

     The Book-Entry Depositary agrees to maintain at the Book-Entry Depositary's Corporate Trust Office the Book-Entry Register in which the Book-Entry Depositary shall (x), prior to the liquidation of the Trust, record the Property Trustee, as holder for the Trust, as the initial registered owner of the Book-Entry Interests and (y) upon the liquidation of the Trust and transfer of the Book-Entry Interests to DTC (i) record Cede & Co., as nominee of DTC, as the registered owner of the Book-Entry Interests and (ii) record the registration and transfer of the Book-Entry Interests. Notwithstanding anything contained herein to the contrary, the Debentures (represented by the Book-Entry Interests) shall be transferred only pursuant to the Trust Agreement for so long as the Trust owns the Debentures. The Book-Entry Interests cannot be transferred unless such transfer is recorded on the Book-Entry Register. The Book-Entry Depositary shall not constitute the agent of the Issuer for any other purpose and, in particular, it shall not constitute the agent of the Issuer in relation to any payments it may make to the Depositary or be authorized to undertake any obligations on behalf of the Issuer.

     The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the ownership interests in or transfers of Interests held by Participants or its successors or Indirect Participants or
(ii) restrict transfers of such Interests held by Participants or Indirect Participants. The Book-Entry Depositary shall treat the Depositary as the absolute owner of the Book-Entry Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

     Unless and until Global Debentures are exchanged in whole for Definitive Registered Debentures pursuant to Section 2.05, the Book-Entry Depositary may not register the transfer of the Book-Entry Interests except as a whole: (x) prior to the liquidation of the Trust, by the Property Trustee to a successor trustee as duly appointed under the Trust Agreement and (y) upon liquidation of the Trust and transfer of the Book-Entry Interests to DTC, (i) by DTC to its nominee; (ii) by a nominee of DTC to DTC or to another nominee of DTC; or (iii) by DTC or any nominee to a successor depositary or a nominee of such successor depositary.

     Section 2.04. Transfer or Exchange of Global Debentures.

     The Book-Entry Depositary shall hold the Global Debentures in custody for the benefit of the Depositary Subject to Section 3.08, the Book-Entry Depositary shall not transfer or lend the Global Debentures or any interest therein, except that the Global Debentures, as a whole and with the Issuer's consent, may be transferred (i) by the Book-Entry Depositary to a nominee of the Book-Entry Depositary; (ii) by a nominee of the Book-Entry Depositary to the Book-Entry Depositary or another nominee of the Book-Entry Depositary; or (iii) by the Book-Entry Depositary or any such nominee to a successor Book-Entry Depositary or a nominee of such successor Book-Entry Depositary. Notwithstanding the foregoing, the Depositary may not under any circumstances request the Book-Entry Depositary to surrender or deliver the Global Debentures to the Depositary.

     Section 2.05. Issuance of Definitive Registered Debentures in Respect of the Debentures.

     Except as provided in this Section 2.05, no beneficial owner of Interests shall be entitled to receive Definitive Registered Debentures.

     The Book-Entry Depositary will promptly notify the Trustee and request in writing that the Issuer issue and the Trustee authenticate and deliver Definitive Registered Debentures in exchange for a series of Global Debentures, as a whole but not in part, in such names and authorized denominations as the Book-Entry Depositary shall specify, if: (i) after liquidation of the Trust and transfer of the Book-Entry Interests to DTC, DTC notifies the Issuer and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interests related to the Global Debentures of such series or DTC at any time ceases to be a "clearing agency" registered as such under the Exchange Act and, in either case, a successor is not appointed by the Issuer within 120 days; (ii) the Book-Entry Depositary notifies the Issuer under Section 3.08 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary is appointed within 120 days; or (iii) the Issuer in its sole discretion executes and delivers to the Trustee an Officers' Certificate providing that the Global Debentures of such series shall be so exchangeable. The Book-Entry Depositary agrees that in such event it will promptly surrender the Global Debentures of such series held by it to the Trustee in connection with such exchange and request in writing that the Issuer execute and the Trustee authenticate and deliver without charge Definitive Registered Debentures, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $25 and integral multiples thereof and of an aggregate principal amount equal to such owner's Interests and that such Global Debentures will be canceled upon issuance of such Definitive Registered Debentures.

     The Global Debentures shall also be exchangeable, in whole or in part, for Definitive Registered Debentures if there shall have occurred and be continuing an Event of Default with respect to the Debentures. In such circumstances, beneficial owners of Interests relating to the Global Debentures may request in writing that their Interests be exchanged for one or more Definitive Registered Debentures (an "Optional Definitive Security Request"). Upon receipt of any such written request, the Book-Entry Depositary shall (i) promptly surrender the relevant Global Debenture to the Trustee and request in writing that the Issuer execute and the Trustee authenticate and deliver without charge Definitive Registered Debentures of the same series, having the same interest rate, if any, and maturity and having the same terms as the Interests of the requesting owner, in authorized denominations of $25 and integral multiples thereof and of an aggregate principal amount equal to such owner's Interests; and (ii) if the Global Debenture is being exchanged (x) as a whole, then the surrendered Global Debenture shall be canceled by the Trustee, or (y) in part, then the principal amount of the surrendered Global Debenture shall be reduced in accordance with
Section 2.09 herein.

     All costs (taxes, governmental charges or otherwise) related to the issuance of Definitive Registered Debentures will be borne by the Issuer subject to any exceptions set forth in the Indenture.

     Section 2.06. Redemption of the Debentures.

     In the event that the Issuer exercises any right to redeem the Debentures in whole or in part, the Book-Entry Depositary, as holder of the related series of Global Debentures, shall, upon notice from the Issuer or the Trustee, as the case may be, surrender the Global Debentures at a place of payment or such other place as the Issuer may designate, and deliver such Global Debentures to the Trustee for cancellation or for reduction of principal amount in accordance with Sections 2.07 or 2.09 herein, as the case may be.

     Section 2.07. Cancellation.

     If the Global Debentures are surrendered for payment, for redemption in whole or for exchange in whole for Definitive Registered Debentures to any Person other than the Trustee, such Global Debentures shall be surrendered to the Trustee for cancellation.

     Section 2.08. Payments in Respect of the Book-Entry Interests and the Global Debentures.

     (a) Whenever the Book-Entry Depositary, as holder of the Global Debentures, shall receive from the Trustee (or other paying agent under the Indenture) any payment on the Global Debentures, such payments shall be distributed promptly to the Depositary on the payment date for the Global Debentures. So long as DTC is the Depositary, such payments shall be made in accordance with the Letters of Representations. The payment date for the Book-Entry Interests for payment of any principal or interest shall be the same date as the payment date for the related Global Debentures.

     (b) The Book-Entry Depositary will forward to the Issuer or its agents such information from its records as the Issuer may reasonably request in writing to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Issuer or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositary or the beneficial owners of Interests.

     (c) Notwithstanding any other provisions of this Agreement, the Book-Entry Depositary shall be required to pay to the Depositary only amounts (including Additional Interest and Additional Amounts, if any) received by the Book-Entry Depositary from the Issuer under the Global Debentures or the Guarantor pursuant to the Guarantee.

     (d) Neither the Issuer, the Guarantor nor any agent of the Issuer or the Guarantor (including but not limited to any paying agent) will have any responsibility or liability for any aspect relating to payments (including payments of Additional Interest and Additional Amounts, if any) made or to be made by the Book-Entry Depositary to the Depositary in respect of the Global Debentures or the Book-Entry Interests. None of the Issuer, the Guarantor, the Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments (including payments of Additional Interest and Additional Amounts, if any) made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an Interest or for maintaining, supervising or reviewing any records relating to a Participant's Interests.

     Section 2.09. Change in Principal Amount of Global Debentures.

     Whenever the principal amount at maturity of the Global Debentures held by the Book-Entry Depositary is changed by the Trustee as a result of partial redemption or otherwise, the Book-Entry Depositary shall record on the Book-Entry Register a corresponding change in the principal amount of the related Book-Entry Interests and notify the Depositary of such corresponding change.

     Section 2.10. Record Date.

     Whenever any payment is to be made in respect of the Global Debentures or the Book-Entry Depositary shall receive notice of any action to be taken in respect of the Book-Entry Interests or Global Debentures, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for determination of the Depositary who shall be entitled to receive payment in respect of the Book-Entry Interests corresponding to such Global Debentures or to take any such action or to act in respect of any such matter. Subject to the provisions of this Agreement, only the Depositary who is registered on the Book-Entry Register at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

     Section 2.11. Action in Respect of the Book-Entry Interests or the Global Debentures.

     (a) Not later than 10 days from receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action with respect to the Book-Entry Interests or the Global Debentures under this Agreement or the Indenture, the Book-Entry Depositary shall mail to the Depositary a notice containing (i) such information as is contained in such notice, (ii) a statement of the record date with respect to such consent, waiver or other action, (iii) a statement that, on or prior to a specified date (which specified date may be set no later than 180 days after the record date) (the "Expiration Date") the Depositary will be entitled, subject to the provisions of or governing the Book-Entry Interests or Global Debentures, as the case may be, to instruct the Book-Entry Depositary as to such consent, waiver or such action, and (iv) a statement specifying the manner in which such instructions may be given. Upon receipt by the Book-Entry Depositary of instructions from the Depositary on or prior to the Expiration Date and in the specified manner, the Book-Entry Depositary shall endeavor (insofar as practicable and permitted under the provisions of or governing the Book-Entry Interests or Global Debentures, as the case may be), to take such measures regarding the requested consent, waiver or other action in respect of such Book-Entry Interests or Global Debentures, as the case may be, as shall be in accordance with any instructions set forth in such request. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Book-Entry Interests or Global Debentures, as the case may be.

     (b) The Depositary may direct the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary or of exercising any trust or power conferred on the Book-Entry Depositary. However, the Book-Entry Depositary may refuse to follow any direction that conflicts with law or this Agreement or the Indenture or, subject to Section 3.01 hereof, that the Book-Entry Depositary determines would involve it in personal liability.

     Section 2.12. Reports.

     The Book-Entry Depositary shall immediately (and in no event later than 10 days from receipt) send to the Depositary a copy of any notices, reports and other communications received by it relating to the Issuer, the Debentures or the Book-Entry Interests.

     Section 2.13. Additional Amounts.

     All payments in respect of Global Debentures made by the Book-Entry Depositary pursuant to this Agreement shall be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within a Taxing Jurisdiction or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("Gross-Up Taxes"), unless the withholding or deduction is then required by law. In the event that such withholding or deduction is required to be made, the Book-Entry Depositary shall pay to the Depositary such Additional Amounts that have been paid by the Issuer or the Guarantor to the Book-Entry Depositary as will result in the payment to the Depositary of the amount that would otherwise have been receivable by such party, as appropriate, in the absence of such withholding or deduction; provided, that Additional Amounts need only be paid to the Depositary to the extent that payments of Additional Amounts from the Issuer or the Guarantor are required under Section
3.12 of the Indenture.

     At least 10 days prior to the first interest payment date, and at least 10 days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate instructing the Book-Entry Depositary whether such payment of principal of, premium, if any, or interest on such Book-Entry Interests shall be made to the Depositary without deduction or withholding for or on account of any Gross-Up Taxes. If any such deduction or withholding shall be required, prior to such interest payment date the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate that specifies the amount required to be deducted or withheld on such payment. The Issuer shall indemnify the Book-Entry Depositary, its officers, directors and employees for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to it pursuant to this Section 2.13.

     Section 2.14. Changes Affecting Global Debentures.

     Upon any reclassification of the Global Debentures, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, or upon an exchange of the Global Debentures pursuant to the Indenture, any securities that shall be received by the Book-Entry Depositary in exchange for, in conversion of or in respect of the Global Debentures shall be treated as new Global Debentures under this Agreement and the Book-Entry Interests shall thenceforth represent beneficial interests in such new Global Debentures so received.

                                   ARTICLE III

                            The Book-Entry Depositary

     Section 3.01. Certain Duties and Responsibilities.

     (a) The Book-Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary.

     (b) In the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall examine the same to determine whether or not they conform to the requirements of this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) the Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless the Book-Entry Depositary was negligent in ascertaining the pertinent facts; and

          (ii) the Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Depositary relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement or the Indenture.

     (d) No provision of this Agreement shall require the Book-Entry Depositary to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Book-Entry Depositary has not been reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.

     Section 3.02. Events of Default.

     (a) Within 90 days after the occurrence of any Event of Default of which a Responsible Officer of the Book-Entry Depositary assigned to its corporate trust department has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Depositary in the manner provided in Section 4.02 hereof, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

     (b) Upon the occurrence of any Event of Default or in connection with any other right of the holder of the Global Debentures under the Indenture, and if requested by notice in writing by the Registered Holder, the Book-Entry Depositary shall take such action as shall be requested in such notice in respect of the Global Debentures.

     Section 3.03. Certain Rights of Book-Entry Depositary.

     Subject to the provisions of Section 3.01 hereof:

     (a) the Book-Entry Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Issuer Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) the Book-Entry Depositary may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Book-Entry Depositary, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records and premises of the Issuer, personally or by agent or attorney;

     (e) the Book-Entry Depositary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, but the Book-Entry Depositary shall be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it hereunder;

     (f) the Book-Entry Depositary shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of the Depositary, any of the rights or powers vested in it by this Agreement or the Indenture unless the Depositary shall have offered to the Book-Entry Depositary security or indemnity satisfactory to the Book-Entry Depositary against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

     (g) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, the Book-Entry Depositary (unless other evidence be herein specifically prescribed) may, in the absence of negligence or bad faith on its part, rely upon an Officers' Certificate.

     Section 3.04. Not Responsible for Recitals or Issuance of Debentures.

     The recitals contained in the Indenture and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Debentures. The Book-Entry Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Debentures.

     Section 3.05. Money Held in Trust.

     Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Issuer from time to time and the Depositary shall have no claim to any such interest.

     Section 3.06. Compensation and Reimbursement.

     The Issuer agrees:

          (a) to pay to the Book-Entry Depositary from time to time such compensation as is agreed upon in writing for services rendered by it hereunder;

          (b) except as otherwise expressly provided herein, to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel, which compensation, expenses and disbursements shall be set forth in sufficient written detail to the satisfaction of the Issuer), except any such expense, disbursement or advance as may be attributable to its or their negligence, willful misconduct or bad faith; and

          (c) to indemnify the Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The indemnity provided by this Section 3.06(c) shall survive the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof.

     In case any claim shall be made or action brought against the Book-Entry Depositary for any reason for which indemnity may be sought against the Issuer in accordance with paragraph (c) above, the Book-Entry Depositary shall promptly notify the Issuer in writing setting forth the particulars of such claim or action and the Issuer may assume the defense thereof. In the event that the Issuer elects to assume such defense and select such counsel, the Book-Entry Depositary shall have the rights to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Book-Entry Depositary, unless (i) the Issuer agreed in writing to pay such fees and expenses or (ii) the named parties to any such action (including any impleaded parties) include both the Book-Entry Depositary and the Issuer and the Book-Entry Depositary shall have been advised by its counsel that a conflict of interest between the Book-Entry Depositary and the Issuer may arise (and Issuer's counsel shall have concurred with such advise) and for this reason it is not desirable for the Issuer's counsel to represent both the Book-Entry Depositary and the Issuer (it being understood, however, that the Issuer shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for reasonable fees and expenses of more than one separate firm of attorneys for the Book-Entry Depositary (plus any local counsel retained by the Book-Entry Depositary in their reasonable judgement), which firm shall be designated in writing by the Book-Entry Depositary). The Book-Entry Depositary agrees to give all assistance reasonably required in connection with the conduct of any such claim or action.

     Section 3.07. Book-Entry Depositary Required; Eligibility.

     At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parents, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 3.08. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section
3.09 hereof or (ii) the issuance of Definitive Registered Debentures for all Global Debentures in accordance with Section 2.05 hereof and the Indenture.

     (b) The Book-Entry Depositary may at any time resign as Book-Entry Depositary with respect to the Global Debentures by giving written notice thereof to the Issuer and the Depositary, in accordance with Section 4.01 and
Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by
Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

     (c) If at any time:

          (i) the Book-Entry Depositary shall cease to be eligible under Section
     3.07 hereof, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Issuer or by the Depositary, or

          (ii) the Book-Entry Depositary shall become incapable of acting with respect to the Book-Entry Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

then, in any such case, (i) the Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary, and (ii) if the Issuer shall fail to remove such Book-Entry Depositary and appoint a successor Book-Entry Depositary within 30 days of any such event, then the Depositary may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary or Book-Entry Depositaries and the appointment of a successor Book-Entry Depositary, unless Definitive Registered Debentures have been issued in accordance with the Indenture.

     (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Issuer) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to the Global Debentures shall have been so appointed by the Issuer and accepted appointment in the manner required by
Section 3.09 within 120 days of any such resignation, removal, incapacity or vacancy, then the Depositary may request that Definitive Registered Debentures in such names and denominations as the Depositary shall instruct in writing with respect to such Global Debentures be issued. The Book-Entry Depositary will thereupon surrender such Global Debentures to the Trustee for cancellation and the Trustee shall distribute such Definitive Registered Debentures in accordance with the instructions of the Depositary.

     (e) The Issuer shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Depositary in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

     Section 3.09. Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall (i) execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and (ii) duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to
Section 3.06 hereof except to the extent that such prior claim and security would breach or constitute a default under the Indenture or Debentures.

     (b) Upon request of any such successor Book-Entry Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

     (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.

     (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section 3.09, the Issuer shall give notice thereof to the Depositary in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Issuer.

     Section 3.10. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution of filing of any paper or any further act on the part of any of the parties hereto.

     Section 3.11. Letter of Representations.

     The Book-Entry Depositary agrees to enter into and comply with all of the provisions set forth in the Letters of Representations so long as DTC is the holder of the Book-Entry Interests.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.01. Notices to Book-Entry Depositary or Issuer.

     Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

     (a) the Book-Entry Depositary by the Depositary, by the Trustee or the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration Department, or at any other address previously furnished in writing by the Book-Entry Depositary to the Depositary, the Trustee and the Issuer, or

     (b) the Issuer, by the Book-Entry Depositary or by DTC shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid to Yorkshire Power Finance Limited, c/o Yorkshire Power Group Limited, Wetherby Road, Scarcroft, Leeds LS14 3HS, England, Attention: Finance Director, or at any other address previously furnished in writing to the Book-Entry Depositary by the Issuer.

     Section 4.02. Notice to the Depositary; Waiver.

     Where this Agreement provides for notice to the Depositary of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Depositary at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

     Section 4.03. Effect of Headings and Table of Contents.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 4.04. Successors and Assign.

     All covenants and agreements in this Agreement and the Debentures by the Issuer shall bind its successors and assigns, whether so expressed or not.

     Section 4.05. Separability Clause.

     In case any provision in this Agreement or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

     Section 4.06. Benefits of Agreement.

     Nothing in this Agreement, the Debentures or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement; provided, that the Depositary and the beneficial owners of Interests shall be intended third-party beneficiaries of this Agreement. The Depositary and beneficial owners from time to time of Interests in the Book-Entry Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Debentures, by their acceptance of delivery of the Interests or beneficial interests therein.

     Section 4.07. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 4.08. Jurisdiction.

     (a) The Issuer agrees that any legal suit, action or proceeding against the Issuer brought by the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and, until the satisfaction and discharge of this Agreement pursuant to Section 4.11 hereof, irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding.

     (b) The Issuer has appointed CT Corporation System at 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in the Supreme Court of New York, New York County of the United States District Court for the Southern District of New York by DTC or the Book-Entry Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England or the Cayman Islands.

     (c) To the extent that the Issuer may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service or notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Issuer irrevocably agrees with respect to any matter arising under this Deposit Agreement for the benefit of the Registered Holder from time to time of the Book-Entry Interests, not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

     Section 4.09. Counterparts.

     This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     Section 4.10. Inspection of Agreement.

     A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by the Depositary.

     Section 4.11. Satisfaction and Discharge.

     This Agreement upon Issuer Order shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Issuer shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) either (a) the Indenture has been satisfied and discharged pursuant to the provisions thereof or (b) Definitive Registered Debentures have been issued and the Global Debentures have been canceled in accordance with the provisions of
Section 2.07 and the Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-Entry Depositary an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

     Section 4.12. Amendments.

     The Issuer and the Book-Entry Depositary may amend this Agreement without the consent of the Depositary:

          (a) to cure any formal defect, omission, inconsistency or ambiguity herein;

          (b) to add to the covenants and agreements of the Issuer or the Book-Entry Depositary ;

          (c) to effect the assignment of the Book-Entry Depositary's rights and duties to a qualified successor as provided herein;

          (d) to comply with any requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Trust Indenture Act or any other applicable securities laws;

          (e) to modify this Agreement in connection with an amendment to the Indenture that does not require the consent of the Depositary; or

          (f) to modify, alter, amend or supplement this Agreement in any other respect not inconsistent with this Agreement which, in the opinion of counsel acceptable to the Issuer, is not materially adverse to the Depositary or the beneficial owners of Interests.

     Except as set forth in this Section 4.12, no amendment which materially adversely affects the Depositary or beneficial owners of Interests may be made to this Agreement without the consent of the Depositary or such beneficial owner.

     Section 4.13. Book-Entry Depositary To Sign Amendments.

     The Book-Entry Depositary shall sign any amendment authorized pursuant to
Section 4.12 hereof if the amendment does not materially adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may, but need not sign it.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                            YORKSHIRE POWER FINANCE LIMITED


                                            By:
                                               ---------------------------------
                                                 Name:
                                                 Title:


                                            THE BANK OF NEW YORK, as
                                            Book-Entry Depositary


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title: